UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

Surgery Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500 Brentwood, Tennessee 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of J. Eric Evans as Executive Vice President and Chief Operating Officer
On February 11, 2019, Surgery Partners, Inc. (the “Company”) announced the appointment of J. Eric Evans to serve as Executive Vice President and Chief Operating Officer of the Company, effective as of April 1, 2019.
Mr. Evans, age 41, joins Surgery Partners from Tenet Healthcare Corporation (“Tenet”), where he most recently served as President of Hospital Operations, a position he held from March 2016 to December 31, 2018.  He previously served as chief executive officer of Tenet’s former Texas region from April 2015 to March 2016 and as market chief executive officer of The Hospitals of Providence (formerly known as the Sierra Providence Health Network) in El Paso from September 2012 to April 2015. Additionally, from 2004 until 2012, Mr. Evans held various positions with Tenet’s former Dallas-area Lake Pointe Health Network including chief executive officer, chief operating officer and director of business development. Mr. Evans holds a bachelor’s degree in industrial management from Purdue University and an M.B.A. from Harvard Business School. He is also a fellow in the American College of Healthcare Executives.
On February 11, 2019, the Company issued a press release announcing Mr. Evans’ appointment as Executive Vice President and Chief Operating Officer. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Employment Agreement with J. Eric Evans
On February 11, 2019, the Company entered into an employment agreement with Mr. Evans (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Evans is entitled to receive an annual base salary of $600,000 subject to adjustment at the discretion of the Board of Directors of the Company (the “Board”) or its designee. In addition, Mr. Evans is eligible to earn an annual bonus with a target amount equal to 100% of Mr. Evans’ base salary, with the amount of such bonus to be determined by the Board or its designee based on the achievement of performance goals established by the Board or its designee. Additionally, pursuant to the Employment Agreement, Mr. Evans will be paid a one-time signing bonus in the aggregate amount of $300,000, to be paid as follows: 50% as soon as reasonably practicable following the commencement of his employment and 50% following the six month anniversary of his start date. The Employment Agreement entitles Mr. Evans to participate in Company employee benefit programs for which senior executives of the Company are generally eligible, subject to the eligibility and participation requirements thereof.
The Employment Agreement also provides that Mr. Evans will be granted, on or as soon as reasonably practicable following commencement of his employment, the following equity incentive awards, each of which is subject in all respects to the Company’s 2015 Omnibus Incentive Plan (a copy of which was filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on October 6, 2015) (the “Incentive Plan”) and agreements under which such awards pursuant to the plan are granted:
(i)  A restricted stock award of shares common stock of the Company, par value $ 0.01 per share (the “Common Stock”), worth $1,000,000 on the date of grant (the “Restricted Stock Award”). The Restricted Stock Award will vest as to one-third of the award on each of the first three anniversaries of the date of grant, generally subject to continued employment on each vesting date and certain annual limits under the Incentive Plan; and
(ii)  A non-qualified stock option award (the “Stock Option Award”) to purchase 500,000 shares of Common Stock, which will vest as follows:

•
one-third of the Stock Option Award will vest in three equal annual installments on each of December 31, 2020, December 31, 2021 and December 31, 2022, generally subject to continued employment through each applicable vesting date (the “Time Condition”);

•
one-third of the Stock Option Award will vest based on satisfaction of the Time Condition and the achievement by the Company of an average closing price of a share of Common Stock on the Nasdaq Stock Market of $25.00 over a period of sixty (60) consecutive trading days; and

•
one-third of the Stock Option Award will vest based on the satisfaction of the Time Condition and the achievement by the Company of an average closing price of a share of Common Stock on the Nasdaq Stock Market of $35.00 over a period of sixty (60) consecutive trading days.

The Employment Agreement may be terminated (i) by Mr. Evans upon 60 days’ advance written notice, (ii) by Mr. Evans for “Good Reason,” (iii) upon Mr. Evans’ death or disability or (iv) by the Company upon notice, or at any time for “Cause.” If Mr. Evans’ employment is terminated by the Company without “Cause” or if he resigns for “Good Reason,” Mr. Evans will be entitled to receive, subject to the execution of a release of claims and continued compliance with the restrictive covenants contained in the Employment Agreement, (i) 12 months base salary and plus the target annual bonus, payable in the form of salary continuation over the 12-month period following the date of termination, (ii) any earned but unpaid annual bonus for the year preceding the year in which termination occurs, payable when such bonuses are generally paid to employees of the Company and (iii) if Mr. Evans timely elects continued coverage under COBRA, and for so long as he remain eligible for COBRA coverage during the 12-month period following the date of his termination of employment, an additional cash payment equal to the portion of the monthly group health insurance premiums that the Company contributes for its active employees.
Pursuant to the Employment Agreement, Mr. Evans is bound by certain restrictive covenants, including non-competition and non-solicitation restrictions for a period of 12 months following the termination of his employment. The Employment Agreement includes certain other customary terms, including with respect to protection of confidential information and documents, assignment of intellectual property rights, reimbursement of business expenses, and director and officer indemnification and insurance coverage.
Mr. Evans has also entered into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.14 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on September 14, 2015.
The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.1 of this Current Report on Form 8-K.
Retirement of David Kretschmer
On February 11, 2019, David Kretschmer, the Chief Strategy and Transformation Officer of the Company, notified the Board of Directors of the Company of his intention to retire from his current role effective March 31, 2019. In recognition of his service to the Company, the Board agreed to award Mr. Kretschmer with a retirement package consisting of (i) payments equivalent to what he would have received if he were terminated without “Cause” (as such payments are set forth in Mr. Kretschmer’s Employment Agreement (the “Kretschmer Employment Agreement”), a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 29, 2018), and (ii) the immediate vesting of all his outstanding, unvested restricted stock awards.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, by and between Surgery Partners, Inc., Surgery Partners, LLC and Eric Evans, dated February 11, 2019.
99.1	Press Release, dated February 11, 2019 issued by Surgery Partners, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SURGERY PARTNERS, INC.

By:	/s/ Jennifer Baldock Jennifer Baldock Executive Vice President and Chief Legal Officer
Date: February 12, 2019